UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   May 5, 2008

HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8551 (Commission File Number)	22-1851059 (I.R.S. Employer Identification No.)

110 West Front Street

P.O. Box 500

Red Bank, New Jersey 07701

(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.               Material Impairments.

On May 5, 2008, Hovnanian Enterprises, Inc. (the “Company”) announced preliminary operating results for the second quarter of fiscal 2008.  In the announcement, the Company stated that as a result of continued deterioration in sales pace, pricing and gross margin since the end of the Company’s first quarter, the Company expects to incur $225 million to $275 million of non-cash pretax charges related to land impairments and write-offs of predevelopment costs and land deposits in the second quarter.

Item 8.01.               Other Events.

On May 8, 2008, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”), with Citigroup Global Markets Inc., Wachovia Securities, LLC and Credit Suisse Securities (USA) LLC, as representatives of the other several underwriters named therein, related to a public offering of 14,000,000 shares of Class A Common Stock, par value $0.01 per share, of the Company pursuant to the Company’s universal shelf registration statement on Form S-3 (File No. 333-135738) at a price of $9.50 per share. Under the terms of the Underwriting Agreement, the Company has granted the underwriters an option to purchase up to 2,100,000 additional shares to cover over-allotments, if any.

The Underwriting Agreement and the legal opinion relating to the offering are filed herewith as Exhibits 1.7 and 5.4, respectively.

Item 9.01.               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 1.7

Underwriting Agreement, dated May 8, 2008 among Hovnanian Enterprises, Inc. and Citigroup Global Markets Inc., Wachovia Securities, LLC and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein.

Exhibit 5.4	Opinion of Simpson Thacher & Bartlett LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)

By:	/s/ Peter S. Reinhart
Name: Peter S. Reinhart
Title: Senior Vice President and General Counsel

Date: May 9, 2008

INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 1.7

Underwriting Agreement, dated May 8, 2008 among Hovnanian Enterprises, Inc. and Citigroup Global Markets Inc., Wachovia Securities, LLC and Credit Suisse Securities (USA) LLC as representatives of the several underwriters named therein.

Exhibit 5.4	Opinion of Simpson Thacher & Bartlett LLP.